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Exhibit 23.3

[Letterhead of Kaulkin Ginsberg Company]

June 8, 2005

Board of Directors
RevCare, Inc.
5400 Orange Avenue, Suite 200
Cypress, California 90630

Dear Members of the Board:

        We hereby consent to the use in the use in the Information Statement of RevCare Inc. on Form 14C, of our opinion dated June 1, 2005, appearing as Annex B to such Information Statement, to the description therein of such opinion and the references to our name contained therein. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Securities Act") or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Information Statement within the meaning of the term "experts" as used in the securities Act or the rules and regulations promulgated thereunder.

/s/ KAULKIN GINSBERG COMPANY
Kaulkin Ginsberg Company

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  Exhibit 23.3
[Letterhead of Kaulkin Ginsberg Company]